Exhibit 99.1

Atlanta, Georgia

October 26, 2011

Media Contact: Keith F. Cooper

Phone: (404) 352-7344

NYSE Amex:  CGL.A

PRESS RELEASE

FOR IMMEDIATE RELEASE

CAGLE’S, INC. COMMON SHARES DELISTING

On October 21, 2011, Cagle’s, Inc. (CGL.A) received notice from NYSE Amex LLC (the “Exchange”) that it does not satisfy rules for continued listing on the Exchange.  In particular, the Company has filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the Northern District of Georgia, and as a result the staff of the Exchange has determined that the Company does not satisfy Section 1003(a)(iv) of the NYSE Amex LLC Company Guide (the “Company Guide”), relating to companies that have sustained losses so substantial in relation to their overall operations or their existing financial resources, that in the opinion of the Exchange, continuing all operations is questionable.  Cagle’s, Inc. does not plan to appeal the staff determination, which will result in the determination becoming final.  The Exchange will continue the trading suspension until the delisting of Cagle’s, Inc. stock is complete.